Exhibit 99.1

www.mscibarra.com

MSCI Inc. Names David Obstler Chief Financial Officer

NEW YORK –May 19, 2010 – MSCI Inc. (NYSE: MXB), a leading global provider of investment decision support tools, announced today that David M. Obstler will become the company’s Chief Financial Officer effective upon the closing of MSCI’s proposed acquisition of RiskMetrics Group, Inc. (“RiskMetrics”), succeeding Michael K. Neborak.

David Obstler is currently the Chief Financial Officer of RiskMetrics where he has served in that role since January 2005. From 2000 to 2004, he was Chief Financial Officer and Executive Vice President of Corporate Development for Pinnacor Inc., a NASDAQ publicly listed provider of software and services to the financial services industry. Prior to that, he was an investment banker at JPMorgan, Lehman Brothers and Goldman Sachs. He has a B.A. from Yale University and an M.B.A. from Harvard Business School.

“We are very pleased that David will join the MSCI management team upon completion of the RiskMetrics acquisition,” said Henry Fernandez, Chairman and Chief Executive Officer of MSCI. “He brings with him ten years of experience as a public-company CFO and his detailed knowledge of RiskMetrics should help ensure a smooth integration. We look forward to benefiting from his expertise as our company enters its next phase of growth.”

“On behalf of our Board of Directors and the company, I want to thank Mike for his outstanding service in guiding MSCI in its transition to a fully independent public company, including our IPO and separation from Morgan Stanley, and his work on the acquisition of RiskMetrics. Mike has established a firm financial foundation for MSCI that will serve us well going forward," added Mr. Fernandez. Mr. Neborak will remain with the Company through a transition period.

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investment institutions worldwide. MSCI Inc. products include indices and portfolio risk and performance analytics for use in managing equity, fixed income and multi-asset class portfolios.

The company’s flagship products are the MSCI International Equity Indices, which include over 120,000 indices calculated daily across more than 70 countries, and the Barra risk models and portfolio analytics, which cover 59 equity and 48 fixed income markets. MSCI Inc. is headquartered in New York, with research and commercial offices around the world. MXB#IR

For further information on MSCI Inc. or our products please visit www.mscibarra.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.866.447.7874

For media inquiries please contact:

Steven Bruce | Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Clare Milton, Penrose Financial, London	+ 44.20.7786.4888

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. MSCI has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a definitive proxy statement of RiskMetrics, dated April 27, 2010, and

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that also constitutes a prospectus of MSCI. On or about April 28, 2010, RiskMetrics began mailing the definitive proxy statement/ prospectus to RiskMetrics stockholders of record as of the close of business on April 26, 2010. MSCI and RiskMetrics have also filed, and intend to continue to file, additional relevant materials with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MSCI AND RISKMETRICS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about MSCI and RiskMetrics through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by MSCI are available free of charge on MSCI’s internet website at www.mscibarra.com or by contacting MSCI’s Investor Relations Department at 866-447-7874. Copies of the documents filed with the SEC by RiskMetrics are available free of charge on RiskMetrics’ internet website at www.riskmetrics.com or by contacting RiskMetrics’ Investor Relations Department at 212-354-4643. MSCI, RiskMetrics, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RiskMetrics in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation is set forth in the definitive proxy statement/prospectus filed with the SEC. You can find information about the directors and executive officers of RiskMetrics in RiskMetrics’ Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2010. You can find information about the directors and executive officers of MSCI in MSCI’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 23, 2010.

Forward-Looking Statements

This document contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause MSCI’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance, or achievements. Such risks, uncertainties and factors include, but are not limited to: the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the failure to consummate or delay in consummating the proposed merger for other reasons; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed merger; the combined company’s ability to promptly and effectively integrate the businesses of RiskMetrics and MSCI; and the diversion of management time on merger-related issues.

Other factors that could materially affect MSCI’s actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and filed with the SEC on January 29, 2010 and in its quarterly reports on Form 10-Q and current reports on Form 8-K. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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